================================================================================




                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                  FORM 8-K/A-1

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  November 30, 1994


                            TIDEWATER INC.
- --------------------------------------------------------------------------------
            (Exact name of registrant as specified in it charter)



   DELAWARE                       1-6311                           72-0487776
- --------------------------------------------------------------------------------
(State or Other                 (Commission                    (I.R.S. Employer
Jurisdiction of                 File Number)                    Identification
 Incorporation)                                                     Number)


   1440 Canal Street, Suite 2100, New Orleans, Louisiana           70112
- --------------------------------------------------------------------------------
          (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:   (504) 568-1010
                                                      --------------

                              NOT APPLICABLE
- --------------------------------------------------------------------------------
             Former name, former address and former fiscal year,
                        if changed since last report.




================================================================================

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On November 30, 1994, Tidewater Inc. completed its acquisition of the natural gas compression assets (the "Assets") of Halliburton Company and Halliburton Canada Inc. (hereinafter collectively referred to as "Halliburton"). The Assets were acquired by Tidewater Inc.'s wholly-owned subsidiary, Tidewater Compression Service, Inc. (hereinafter together with Tidewater Inc. collectively referred to as the "Company"). The purchase price paid by the Company was approximately $205 million which is subject to adjustment based on a final balance sheet prepared as of the closing date. Consideration for the acquisition was arrived at by arms-length negotiations between the Company and Halliburton.

         The terms and conditions of the acquisition are set forth in full in the Purchase and Sale Agreement dated October 18, 1994 by and between the Company and Halliburton, which was filed as Exhibit 10 to Tidewater Inc.'s Report on Form 10-Q for the quarterly period ended September 30, 1994 and is incorporated herein by reference.

         The tangible assets acquired as a result of the merger primarily consisted of 1,545 natural gas compressor units with a combined horsepower of approximately 235,300. Prior to the closing date of the acquisition, the compressors were principally used by Halliburton to provide natural gas compression services to customers in the production of oil and gas. The existing agreements entered into by Halliburton for the rental of these compressors have been assumed by the Company who will carry out their terms. The Company intends to continue to devote the use of the compressors to the purpose for which they had been used prior to the closing date of the acquisition.

         With the completion of the acquisition of the Halliburton Assets, the Company will own and operate approximately 2,900 natural gas compressors with a combined horsepower of approximately 480,000. The Company believes that the acquisition provides an opportunity to realize significant and substantial growth due to the size of the Halliburton fleet, the type of equipment, the existing customer profile, and the geographic distribution of operations.

         The source of the funds used for the acquisition consisted of working capital and borrowing of $150 million under a Revolving Credit and Term Loan Agreement among Tidewater Inc. and certain of its domestic subsidiaries, as borrowers, and First National Bank of Commerce, The First National Bank of Boston, Texas Commerce Bank National Association, AmSouth Bank of Alabama, Whitney National Bank, Hibernia National Bank, and Premier Bank National Association, as lenders.

         There is no material relationship between Halliburton, its affiliates, directors or officers and the Company, its affiliates, directors or officers. After the closing of the acquisition, certain employees of the Compression Services Division of Halliburton were offered and accepted employment by the Company.

         Item 7 below contains a list of certain exhibits required to be filed with respect to the Halliburton Assets.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


         (a)     Financial statements of businesses acquired.

                 (1) Audited statement of assets, liabilities and parent company investment of Halliburton Compression Services (an operating division of Halliburton Company) as of November 30, 1994, and the related statements of income and expense, changes in parent company investment, and cash flows for the 11 months ended November 30, 1994, including the notes thereto and the related report of Arthur Andersen L.L.P.

                 (2) Audited statements of assets, liabilities and parent company investment of Halliburton Compression Services (an operating division of Halliburton Company) as of June 30, 1994 and December 31, 1993 and 1992, and the related statements of income and expense, changes in parent company investment, and cash flows for the six months ended June 30, 1994, and each of the three years in the period ended December 31, 1993, including the notes thereto and the related report of Arthur Andersen L.L.P.

         (b)     Pro forma financial information.

                 (1) Unaudited Pro Forma Condensed Combined Balance Sheet of Tidewater Inc. (the "Company") as of September 30, 1994, including the notes thereto.

                 (2) Unaudited Pro Forma Condensed Combined Statements of Earnings of the Company for the year ended March 31, 1994 and for the six months ended September 30, 1994, including the notes thereto.

         (c)     Exhibits.

                 10(a) $250 Million Revolving Credit and Term Loan Agreement (filed with the Commission as Exhibit 10(a) to the Company's report on Form 8-K for November 30, 1994).

                 23       Consent of Indpendent Public Accountants.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 TIDEWATER INC.
                                        ------------------------------------
                                                  (Registrant)


Date:    January 20, 1995                      /s/ Ken C. Tamblyn
                                            ------------------------------------

                                        Ken C. Tamblyn
                                        Executive Vice President and
                                          Chief Financial Officer

        INDEX TO FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION,
                                  AND EXHIBITS


FINANCIAL STATEMENTS.

(1) Audited statement of assets, liabilities and parent company investment of Halliburton Compression Services (an operating division of Halliburton Company) as of November 30, 1994, and the related statements of income and expense, changes in parent company investment, and cash flows for the 11 months ended November 30, 1994, including the notes thereto and the related report of Arthur Andersen L.L.P.

(2) Audited statements of assets, liabilities and parent company investment of Halliburton Compression Services (an operating division of Halliburton Company) as of June 30, 1994 and December 31, 1993 and 1992, and the related statements of income and expense, changes in parent company investment, and cash flows for the six months ended June 30, 1994, and each of the three years in the period ended December 31, 1993, including the notes thereto and the related report of Arthur Andersen L.L.P.

PRO FORMA FINANCIAL INFORMATION.

(1) Unaudited Pro Forma Condensed Combined Balance Sheet of Tidewater Inc. (the "Company") as of September 30, 1994, including the notes thereto.

(2) Unaudited Pro Forma Condensed Combined Statements of Earnings of the Company for the year ended March 31, 1994 and for the six months ended September 30, 1994, including the notes thereto.

EXHIBITS.


Exhibit
Number           Description
- -------          -----------
10(a)            $250 Million Revolving Credit and Term Loan
                 Agreement (filed with the Commission as
                 Exhibit 10(a) to the Company's report on
                 Form 8-K for November 30, 1994).

23               Consent of Independent Public Accountants


                                 Tidewater Inc.
          Unaudited Pro Forma Condensed Combined Financial Statements


INTRODUCTION

The following unaudited pro forma condensed combined financial statements give effect to the November 30, 1994 acquisition of the natural gas compression assets of Halliburton Company and Halliburton Canada Inc. (hereinafter collectively referred to as "Halliburton") and the September 30, 1994 acquisition of the assets of Brazos Gas Compressing Company, a subsidiary of Mitchell Energy & Development Corp. (hereinafter referred to as "Brazos") (the "Acquisitions").

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of Tidewater Inc. and subsidiaries and Halliburton and notes thereto. This pro forma information is presented for illustrative purposes only and is not necessarily indicative of the results which actually would have been obtained if the Acquisitions had been effected on the pro forma dates, nor is it necessarily indicative of future results.

The unaudited pro forma condensed combined financial statements are based upon the purchase method of accounting for the Acquisitions. The Unaudited Pro Forma Condensed Combined Statements of Earnings for the year ended March 31, 1994 and for the six months ended September 30, 1994 assume that the Acquisitions were effected on April 1, 1993. The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 1994 assumes that the Acquisitions were effected on that date. Since the Halliburton transaction consists of the acquisition of only certain assets of the entity, the effects of that acquisition (allocation of purchase price) are reflected as pro forma adjustments on the Unaudited Pro Forma Condensed Combined Balance Sheet at September 30, 1994. The Brazos transaction closed on September 30, 1994; therefore, the assets acquired in the transaction are included in the balances of Tidewater Inc. and subsidiaries on the Unaudited Pro Forma Condensed Combined Balance Sheet at September 30, 1994.


The Unaudited Pro Forma Condensed Combined Statements of Earnings have been compiled from the following:

         - Tidewater Inc. audited Consolidated Statement of Earnings for the year ended March 31, 1994.

         - Tidewater Inc. unaudited Consolidated Statement of Earnings for the six months ended September 30, 1994.

         - Halliburton audited statements of income and expense for the year ended December 31, 1993.

         - Halliburton unaudited statement of income and expense for the six months ended September 30, 1994.

         - Brazos unaudited statements of operating earnings for the year ended January 31, 1994 and the six months ended September 30, 1994.

Tidewater's fiscal year end is March 31, while Halliburton's is December 31, and Brazos' is January 31. The Unaudited Pro Forma Condensed Combined Statement of Earnings for the year ended March 31, 1994 includes, for Halliburton, audited financial information for the 12 months ended December 31, 1993 and, for Brazos, unaudited financial information for the 12 months ended January 31, 1994. During the period from each company's respective fiscal year end to March 31, 1994, revenues of Halliburton and Brazos totaled approximately $15.9 million. The Unaudited Pro Forma Condensed Combined Statement of Earnings for the six months ended September 30, 1994 includes results of each entity for the six months ended September 30, 1994.

PURCHASE PRICE

The cash purchase price paid by the Company for Halliburton's natural gas compression assets was approximately $205 million, which is subject to adjustment based upon a final balance sheet prepared as of the November 30, 1994 closing date. The source of the funds used for this acquisition consisted of $55 million from cash balances and borrowings of $150 million under a Revolving Credit and Term Loan Agreement with a group of banks.

The $35 million cash purchase price paid by the Company for Brazos' natural gas compression assets was funded from existing cash balances. Separate financial statements of Brazos are not included herein as the transaction is not considered a significant business combination. As previously described, historical financial information of Brazos is included in the unaudited pro forma condensed combined financial statements.

                                 TIDEWATER INC.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                         SEPTEMBER 30, 1994 - UNAUDITED


                                                                                     Pro Forma         Pro Forma
                                                                Tidewater          Adjustments (a)     Combined
                                                               ----------          --------------      ---------
                                                                            (thousands of dollars)

                       ASSETS

Current assets:
  Cash, including temporary cash investments                   $   64,955              (55,000)            9,955
  Trade and other receivables                                     140,015                5,640           145,655
  Inventories                                                      39,952                1,354            41,306
  Other current assets                                              9,430               ---                9,430
                                                               ----------            ---------         ---------
     Total current assets                                         254,352              (48,006)          206,346
                                                               ----------            ---------         ---------

Investments in and advances to unconsolidated
  companies                                                        21,033               ---               21,033
Properties and equipment                                        1,325,890              173,006         1,498,896
  Less accumulated depreciation                                   866,160               ---              866,160
                                                               ----------            ---------         ---------
  Net properties and equipment                                    459,730              173,006           632,736
Other assets                                                       48,979               25,000            73,979
                                                               ----------            ---------         ---------
                                                               $  784,094              150,000           934,094
                                                               ==========            =========         =========

      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current maturities of long-term debt                              2,391               12,000            14,391
  Accounts payable and accrued expenses                            74,062               ---               74,062
  Income taxes                                                     10,288               ---               10,288
                                                               ----------            ---------         ---------
     Total current liabilities                                     86,741               12,000            98,741
                                                               ----------            ---------         ---------
Deferred income taxes                                              47,358               ---               47,358
Long-term debt                                                      1,053              138,000           139,053
Accrued property and liability losses                              33,335               ---               33,335
Other liabilities and deferred credits                             42,108               ---               42,108
Stockholders' equity:
  Common stock                                                      5,310               ---                5,310
  Additional paid-in capital                                      332,751               ---              332,751
  Retained earnings                                               246,153               ---              246,153
                                                               ----------            ---------         ---------
                                                                  584,214               ---              584,214
Less - cumulative foreign currency translation
  adjustment                                                       10,715               ---               10,715
                                                               ----------            ---------         ---------
  Total stockholders' equity                                      573,499               ---              573,499
                                                               ----------            ---------         ---------
                                                               $  784,094              150,000           934,094
                                                               ==========            =========         =========



Note to Unaudited Pro Forma Condensed Combined Balance Sheet:

(a) To record the $205 million acquisition of certain of Halliburton's natural gas compression assets, financed with $55 million of cash and $150 million of debt. The purchase price is allocated to the assets acquired based upon their current fair value. The cost in excess of fair value of tangible assets acquired amounts to approximately $25 million.

                                 TIDEWATER INC.
               PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                     YEAR ENDED MARCH 31, 1994 - UNAUDITED




                                                                    BRAZOS/           PRO FORMA           PRO FORMA
                                                TIDEWATER         HALLIBURTON        ADJUSTMENTS          COMBINED
                                               -----------        -----------        -----------         -----------
                                                         (in thousands, except share and per share data)
Revenues:
  Marine operations                            $   466,601              ---               ---                466,601
  Compression operations                            55,471             62,447             (5,398)(a)         112,520
                                               -----------        -----------        -----------         -----------
                                                   522,072             62,447             (5,398)            579,121
                                               -----------        -----------        -----------         -----------

Costs and expenses:
  Marine operations                                288,936              ---               ---                288,936
  Compression operations (h)                        30,338             31,900             (2,978)(a)          59,260
  Depreciation (f)                                  83,652              8,918             15,412 (d)         107,982
  General and administrative (h)                    63,096              ---   (g)         ---                 63,096
                                               -----------        -----------        -----------         -----------
                                                   466,022             40,818             12,434             519,274
                                               -----------        -----------        -----------         -----------
                                                    56,050             21,629            (17,832)             59,847

Other income (expenses):
  Foreign exchange loss                               (557)              (164)            ---                   (721)
  Gain on sales of assets                            4,579              ---                2,420 (a)           6,999
  Equity in net earnings of unconsolidated
    companies                                        2,686              ---               ---                  2,686
  Minority interests                                (2,022)             ---               ---                 (2,022)
  Interest and miscellaneous income                  6,109              ---               (3,600)(c)           2,509
  Other expense                                     (1,253)             ---               ---                 (1,253)
  Interest expense                                  (7,939)             ---              (10,300)(b)         (18,239)
                                               -----------        -----------        -----------         -----------
                                                     1,603               (164)           (11,480)            (10,041)
                                               -----------        -----------        -----------         -----------

Earnings from continuing operations before
  income taxes                                      57,653             21,465            (29,312)             49,806
Income taxes                                        21,523              7,076             (9,744)(e)          18,855
                                               -----------        -----------        -----------         -----------
Earnings before extraordinary item (i)         $    36,130             14,389            (19,568)             30,951
                                               ===========        ===========        ===========         ===========

Primary and fully diluted earnings per
  common share before extraordinary item(i)    $       .67              N/A                N/A                   .58
                                               ===========        ===========        ===========         ===========
Weighted average common shares and
  equivalents                                   53,317,501              N/A                N/A            53,317,501
                                               ===========        ===========        ===========         ===========



See accompanying Notes to March 31, 1994 and September 30, 1994 Unaudited Pro Forma Condensed Combined Statements of Earnings.

                                 TIDEWATER INC.
               PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                SIX MONTHS ENDED SEPTEMBER 30, 1994 - UNAUDITED

                                                                     BRAZOS/             PRO FORMA         PRO FORMA
                                                TIDEWATER          HALLIBURTON          ADJUSTMENTS        COMBINED
                                               -----------         -----------          -----------      -----------
                                                           (in thousands, except share and per share data)
Revenues:
   Marine operations                           $   234,066              ---                  ---             234,066
   Compression operations                           30,512              31,451               (1,077)(a)       60,886
                                               -----------         -----------          -----------      -----------
                                                   264,578              31,451               (1,077)         294,952
                                               -----------         -----------          -----------      -----------

Costs and expenses:
   Marine operations                               144,376              ---                  ---             144,376
   Compression operations (h)                       17,509              19,822                 (883)(a)       36,448
   Depreciation (f)                                 40,775               4,250                7,915 (d)       52,940
   General and administrative (h)                   29,982              ---    (g)           ---              29,982
                                               -----------         -----------          -----------      -----------
                                                   232,642              24,072                7,032          263,746
                                               -----------         -----------          -----------      -----------
                                                    31,936               7,379               (8,109)          31,206

Other income (expenses):
   Foreign exchange gain (loss)                       (516)                 34               ---                (482)
   Gain on sales of assets                           4,471              ---                     194 (a)        4,665
   Equity in net earnings of unconsolidated
     companies                                       1,944              ---                  ---               1,944
   Minority interests                                 (692)             ---                  ---                (692)
   Interest and miscellaneous income                 4,253              ---                  (1,800)(c)        2,453
   Other expense                                    ---                 ---                  ---              ---
   Interest expense                                   (648)             ---                  (5,150)(b)       (5,798)
                                               -----------         -----------          -----------      -----------
                                                     8,812                  34               (6,756)           2,090
                                               -----------         -----------          -----------      -----------

Earnings before income taxes                        40,748               7,413              (14,865)          33,296
Income taxes                                        14,980               2,751               (5,491)(e)       12,240
                                               -----------         -----------          -----------      -----------
Net earnings                                   $    25,768               4,662               (9,374)          21,056
                                               ===========         ===========          ===========      ===========

Primary and fully diluted earnings per
   common share                                $       .48               N/A                  N/A                .39
                                               ===========         ===========          ===========      ===========
Weighted average common shares and
   equivalents                                  53,404,653               N/A                  N/A         53,404,653
                                               ===========         ===========          ===========      ===========


Notes to March 31, 1994 and September 30, 1994 Unaudited Pro Forma Condensed Combined Statements of Earnings:

(a)      To reclassify certain amounts to conform to Tidewater's presentation.
(b) To adjust interest expense to reflect the $150 million of debt incurred as a result of the Halliburton acquisition. In accordance with terms of the Company's debt agreements, principal payments are assumed to be $3 million per quarter and the interest rate is assumed to be 7%. The adjustment also includes amortization of financing costs associated with the debt (amortized over seven years).

(c) To adjust interest income to reflect the assumed beginning-of-the-period usage of $90 million of cash in the Halliburton and Brazos transactions. Interest yield on cash investments is assumed to be 4%.
(d) To adjust for additional depreciation on the new basis of properties and equipment acquired from Halliburton and Brazos. Adjustment also includes amortization of $25 million of cost in excess of fair value of the tangible assets acquired in the Halliburton transaction (amortized over 15 years).
(e) To adjust income taxes of the pro forma combined group to Tidewater's historical effective income tax rate.
(f) Effective October 1, 1994, the salvage value used to determine depreciation expense for natural gas compressors was raised from 12.5% to 30% to better reflect the estimated value of this equipment at the end of its service life. The effect of this change in estimate, which should total approximately $7.3 million annually, has not been included in this pro forma combined financial information.
(g) Halliburton and Brazos were divisions of larger corporations and their general and administrative expenses were not shown separately in their historical financial information. It is impractical to determine the general and administrative expenses included in their compression operating expenses; therefore, no pro forma adjustment is included to reclassify any of these costs from compression operating expenses to general and administrative expenses.
(h) The pro forma combined information does not include the operating and general and administrative cost savings anticipated as a result of the consolidation of gas compression operations.
(i) For the fiscal year ended March 31, 1994 Tidewater reported an extraordinary loss on early extinguishment of debt totalling $11,970,000, net of applicable income taxes, or $.22 per common share. This loss was not associated with the Acquisitions.

HALLIBURTON COMPRESSION SERVICES
(A Division of Halliburton Company)

Financial Statements
As Of November 30, 1994

Together With Auditors' Report

                             ARTHUR ANDERSEN L.L.P.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Halliburton Company:

     We have audited the accompanying statement of assets, liabilities, and parent company investment of Halliburton Compression Services (an operating division of Halliburton Company) (the "Company") as of November 30, 1994, and the related statements of income and expense, changes in parent company investment, and cash flows for the eleven months ended November 30, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Halliburton Compression Services as of November 30, 1994, and the results of its operations and its cash flows for the eleven months ended November 30, 1994, in conformity with generally accepted accounting principles.



                                            ARTHUR ANDERSEN L.L.P.

Dallas, Texas
  December 21, 1994

                        HALLIBURTON COMPRESSION SERVICES
                      (A Division of Halliburton Company)

        STATEMENT OF ASSETS, LIABILITIES, AND PARENT COMPANY INVESTMENT
                             (Amounts in Thousands)

                               NOVEMBER 30, 1994

                                     ASSETS

CURRENT ASSETS:
  Accounts receivable, less allowance for doubtful accounts of $300                  $10,655
  Inventories                                                                          3,027
                                                                                     -------
          Total current assets                                                        13,682
                                                                                     -------
PROPERTY AND EQUIPMENT, at cost:
  Land                                                                                    49
  Buildings                                                                              614
  Rental equipment                                                                   147,634
  Automotive equipment                                                                 4,472
  Other fixed assets                                                                     542
                                                                                     -------
          Total cost                                                                 153,311
  Less -- Accumulated depreciation                                                   114,256
                                                                                     -------
          Property and equipment, net                                                 39,055
                                                                                     -------
OTHER ASSETS                                                                           1,017
                                                                                     -------
          Total assets                                                               $53,754
                                                                                     -------

                         LIABILITIES AND PARENT COMPANY INVESTMENT
CURRENT LIABILITIES:
  Accounts payable and accruals                                                      $ 3,234
  Unearned revenue                                                                     3,317
                                                                                     -------
          Total current liabilities                                                    6,551
                                                                                     -------
OTHER LIABILITIES                                                                      4,305
                                                                                     -------
          Total liabilities                                                           10,856
                                                                                     -------
COMMITMENTS AND CONTINGENCIES
PARENT COMPANY INVESTMENT                                                             42,898
                                                                                     -------
          Total liabilities and parent company investment                            $53,754
                                                                                     -------

  The accompanying notes to financial statements are an integral part of these financial statements.

                        HALLIBURTON COMPRESSION SERVICES
                      (A Division of Halliburton Company)

                        STATEMENT OF INCOME AND EXPENSE
                             (Amounts in Thousands)

                                                                          For the 11 Months Ended
                                                                             November 30, 1994
                                                                          -----------------------
REVENUE:
  Rentals and service                                                             $39,317
  New equipment sales                                                               9,980
  Rental equipment sales                                                            3,527
                                                                               ----------
          Total revenue                                                            52,824
                                                                               ----------
COSTS AND EXPENSES:
  Rentals and service                                                              24,724
  Rentals and service -- depreciation                                               6,617
  New equipment sales                                                               8,220
  Rental equipment sales                                                            1,706
                                                                               ----------
          Total costs and expenses                                                 41,267
                                                                               ----------
          Operating income                                                         11,557
OTHER INCOME (EXPENSE), net                                                            (8)
                                                                               ----------
          Net income before taxes                                                  11,549
CHARGE IN LIEU OF INCOME TAXES                                                      4,504
                                                                               ----------
NET INCOME                                                                        $ 7,045
                                                                               ----------

  The accompanying notes to financial statements are an integral part of these financial statements.

                        HALLIBURTON COMPRESSION SERVICES
                      (A Division of Halliburton Company)

               STATEMENT OF CHANGES IN PARENT COMPANY INVESTMENT
                             (Amount in Thousands)

BALANCE, December 31, 1993                                                           $39,855
  Net income                                                                           7,045
  Distributions to Parent, net                                                        (4,002)
                                                                                     -------
BALANCE, November 30, 1994                                                           $42,898
                                                                                     -------

  The accompanying notes to financial statements are an integral part of these financial statements.

                        HALLIBURTON COMPRESSION SERVICES
                      (A Division of Halliburton Company)

                            STATEMENT OF CASH FLOWS
                             (Amounts in Thousands)

                                                                          For the 11 Months Ended
                                                                             November 30, 1994
                                                                          -----------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                     $   7,045
  Adjustments to reconcile net income to net cash from operating activities --
     Depreciation                                                                    6,617
     Amortization                                                                      281
     Gain on sale of rental equipment                                               (1,821)
  (Increase) decrease in --
     Receivables                                                                    (2,428)
     Inventory                                                                      (1,514)
     Other assets                                                                       72
  Increase (decrease) in --
     Accounts payable and accruals                                                   1,958
     Unearned revenue                                                                 (291)
     Other liabilities                                                               2,071
                                                                               -----------
          Total cash flows from operating activities                                11,990
                                                                               -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Receipts from sales of property and rental equipment                               3,527
  Payments for purchase of property and equipment                                  (11,239)
  Other                                                                               (276)
                                                                               -----------
          Total cash flows from investing activities                                (7,988)
                                                                               -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net cash provided to parent                                                       (4,002)
                                                                               -----------
NET INCREASE (DECREASE) IN CASH BALANCE                                          $      --
                                                                               -----------

  The accompanying notes to financial statements are an integral part of these financial statements.

                        HALLIBURTON COMPRESSION SERVICES
                      (A Division of Halliburton Company)

                         NOTES TO FINANCIAL STATEMENTS

                               NOVEMBER 30, 1994
                           (In Thousands of Dollars)

1. DESCRIPTION OF THE COMPANY:

     The accompanying financial statements represent Halliburton Compression Services (the "Company"), an operating division of Halliburton Company ("Halliburton") that owns natural gas compressors and related production equipment and leases and provides services related to such equipment to companies that produce and transport natural gas through pipelines. The Company also sells new and used natural gas compressors to those same companies.

     The Company operates various locations in the United States as a division of Halliburton and in Canada as part of a Halliburton subsidiary.

     On October 18, 1994, Halliburton agreed to sell substantially all of the assets of the Company to Tidewater Compression Services, Inc., a wholly owned subsidiary or Tidewater Inc., for cash of $205 million, subject to adjustment, dollar for dollar, to the extent that the closing net assets are greater or less than the June 30, 1994, net assets. The closing net assets are based on the Company's November 30, 1994, financial statements, after adjustment for certain excluded assets and liabilities. Subsequent to November 30, 1994, the closing date, Tidewater Inc. has operated and managed the activities of the business.

2. SIGNIFICANT ACCOUNTING POLICIES:

Consolidation

     All significant intercompany transactions and balances have been eliminated. The Company has no investment in subsidiaries or other separate legal entities.

Foreign Currency Translation

     Canada is the only foreign country in which the Company operates.

     Canadian dollar receivables and payables are translated at rates in effect at the balance sheet date. Other balance sheet accounts are translated at historical rates. Canadian revenues and expenses, excluding depreciation, are translated at weighted average rates. Translation adjustments for these Canadian accounts are reflected in other income and expense in the statement of income and expense.

Inventories

     Inventories are stated at the lower of cost or estimated market. The average cost method is used to determine the cost of all inventories.

Property and Equipment

     Assets are being depreciated on the straight-line method by the Company using the depreciation lives based on the estimated useful lives of each asset group as follows:

        Buildings                                                             20 years
        Rental equipment                                                    8-12 years
        Automotive equipment                                                 3-5 years
        Other fixed assets                                                   5-8 years

     Repairs and maintenance are charged to expense as incurred and major renewals and betterments are capitalized. Cost and accumulated depreciation applicable to assets retired or sold are removed from the accounts.

Revenue

     Most equipment is leased under leases which have an initial term of six months, then continue on a month-to-month basis subject to thirty-day notice of intent to terminate. Lease charges are billed at the end of each month for the following month. Charges for services performed and other items are billed to customers after the service or other items have been provided.

     Generally, revenues are recognized as rental equipment is provided, as services are performed, or as equipment is delivered. The Company's Canadian operation sells certain equipment that is built to customer specifications, for which the percentage-of-completion method is used. Unearned revenue represents the excess of billings to customers for rentals over revenues recognized for elapsed rental periods.

Cash

     Since the Company operates as an operating division of Halliburton, no separate cash balances are maintained for the Company. Cash flows resulting from the transactions of the Company are treated as distributions to or from the parent company.

Charges in Lieu of Income Taxes

     The Company does not file separate federal and state income tax returns. All income taxes related to the Company were included in Halliburton's consolidated tax return. Charges in lieu of income taxes in the accompanying statement of income and expense were at the marginal rate in effect for the period pursuant to the intercompany tax allocation policy.

3. ACCOUNTS PAYABLE AND ACCRUALS:

     Accounts payable and accruals at November 30, 1994, consisted of the following:

    Trade accounts payable                                                        $2,253
    Accrued salaries and wages                                                       265
    Accrued vacation pay                                                             418
    Taxes, other than income and payroll                                             298
                                                                                  ------
                                                                                  $3,234
                                                                                  ------

4. OTHER LIABILITIES:

     Other liabilities at November 30, 1994, consisted of the following:

    Supplemental retirement benefits                                              $  812
    Retirement plan liability                                                      1,445
    Postretirement benefits                                                          187
    Environmental reserve                                                          1,000
    Workers' compensation and general liability claims                               861
                                                                                  ------
                                                                                  $4,305
                                                                                  ------

5. OTHER ASSETS:

     Other assets at November 30, 1994, consisted of the following:

    Supplemental retirement plan trust assets                                     $  737
    Unamortized incentive stock plan costs                                           267
    Prepayments and deposits                                                          13
                                                                                  ------
                                                                                  $1,017
                                                                                  ------

6.  RELATED-PARTY TRANSACTIONS:

     Certain financial and operational support services are provided to the Company by Halliburton Company. The accompanying statement of income and expense includes charges for such services at amounts the Company believes approximate third-party rates. These charges include costs for Halliburton owned and leased facilities that the Company utilizes on a shared basis. Future costs for those services have not been considered in the Commitments in Note 7. A description of such services provided and the amount of such support service costs is set forth below:

                                                                  For the 11 Months Ended
                                                                     November 30, 1994
                                                                  -----------------------
        General and administrative                                        $   412
        Employee benefit charges                                              525
        Insurance                                                             274
        Computer system charges                                               465
        Other                                                                 283
                                                                          -------
                                                                          $ 1,959
                                                                          -------

     Additionally, the Company purchased two compressors for cash of $766 and consideration of services to be performed by other divisions of Halliburton Company in an amount of $440. Parent company investment was reduced by $440, the amount of services to be performed by other divisions of Halliburton Company. The Company also sold a compressor to a third party for $235. This sales amount included $60 in services to be performed by other divisions of Halliburton Company, which was recorded as a reduction of parent company investment.

7.  COMMITMENTS:

     Rental and lease expense for the 11 months ended November 30, 1994, totaled approximately $230. The Company conducts certain operations in leased facilities and leases vehicles and other equipment.

     At December 31, 1993, the Company was committed under noncancelable operating leases with minimum rentals in succeeding years as follows:

        1994                                                                    $240
        1995                                                                     207
        1996                                                                     151
        1997                                                                     121
        1998 and thereafter                                                       56
                                                                                ----
                                                                                $775
                                                                                ----

     Since the Company leases equipment under short-term operating leases, no long-term lessor commitments exist.

     At November 30, 1994, the Company had contractual commitments of approximately $4.99 million for the purchase of 17 new compressors in the normal course of business. At that date, the Company had contractual commitments from customers of approximately $2.35 million for the sale of 5 of these compressors.

8. CONTINGENCIES:

     The Company owns certain properties in Mineral Wells, Texas, and Lafayette, Louisiana, that may require certain environmental remediation. The Company has performed a Phase I site assessment in Mineral Wells, Texas, and both Phase I and Phase II assessments in Lafayette, Louisiana. In management's opinion, reserves established are adequate to cover future estimated costs of remediation of these sites.

     From time to time, the Company is involved in litigation or disputes which arise in the normal course of business. In the opinion of management, uninsured losses, if any, are not expected to have a materially adverse effect on the Company's financial position.

9. FINANCIAL INSTRUMENTS AND RISK CONCENTRATION:

     The only financial instruments which potentially subject the Company to concentrations of credit risk are trade receivables. The Company derives the majority of its revenues from sales and services to companies that produce and transport natural gas through pipelines. Most sales of new equipment stem from an exclusive distributor agreement in Canada (the "Agreement") with Cooper Industries for its Ajax brand compressors. The Agreement covers the sale of Ajax brand compressors and related parts and runs through August 1, 1995. Within the energy industry, trade receivables are generated from a broad and diverse group of customers with no customer accounting for more than 10% of rental revenue for the 11 months ended November 30, 1994. There are concentrations of receivables in the United States and in Canada. The Company maintains an allowance for losses based upon the expected collectibility of all trade accounts receivable.

10. RETIREMENT PLANS:

Retirement Medical Plan

     Halliburton offers a postretirement medical plan to certain of the Company's employees that qualify for retirement and, on the last day of active employment, are enrolled as participants in the active employee medical plan. The Company records as expense and accrues as a liability its pro rata share of Halliburton's expense and liability based on the number of eligible employees employed by the Company. The Company's liability is limited to a fixed contribution amount for each participant or dependent. Effective in September 1993, coverage under this plan ceases when the participant reaches age 65. However, those participants aged 65 or over on January 1, 1994, had the option to participate in an expanded prescription drug program in lieu of the medical coverage. The plan participants share the total cost for all benefits provided above the fixed Company contribution and participants' contributions are adjusted as required to cover benefit payments. The Company has made no commitment to adjust the amount of its contributions; therefore, the computed accumulated postretirement benefit obligation amount is not affected by the expected future healthcare cost inflation rate.

     In 1992, the Company adopted Statement of Financial Accounting Standards No. 106 "Employers' Accounting for Postretirement Benefits Other than Pensions" (SFAS 106), which requires accrual, during the years that the employee renders the services, of the expected cost of providing postretirement benefits. As of January 1, 1992, the Company recognized the transition obligation of $139 as a charge to the net income, net of income taxes of $72. At January 1, 1992, the Company had approximately 276 employees representing approximately 1.78% of the eligible employees in the Halliburton Plan. At December 31, 1993, the Company's share of the unfunded plan was approximately $187. The Company recorded expense under the plan of $42 during the 11 months ended November 30, 1994. The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 7% in 1993 and 8% in 1992.

     Prior to adoption of SFAS 106, the Company expensed its contributions as incurred. The estimated future annual expense under SFAS 106 is not expected to be materially different from the previous method of expensing contributions as incurred.

Defined Contribution Plans

     Employees of the Company are eligible to be (and most are) participants in retirement plans of Halliburton. The major plan is a defined contribution plan which provides benefits in return for services rendered, provides an individual account for each participant, and has terms that specify how contributions to the participant's account are to be determined rather than the amount of pension benefits the participant is to receive. Contributions to this plan are based on pretax income or discretionary amounts determined on an annual basis. Halliburton made a discretionary contribution to this plan for 1990, and no subsequent contributions have been made.

Defined Benefit Plans

     Most employees of the Company are also participants in the Halliburton Retirement Plan which is a defined benefit plan. This plan became effective January 1, 1991, and defines an amount of pension benefit to be provided, usually as a function of one or more factors such as age, years of service, or compensation.

     The Company recognized net periodic pension cost under this plan of $447 for the 11 months ended November 30, 1994.

     The funded status of this plan included, as amounts applicable to employees of the Company, vested benefit obligations of $281 and nonvested benefit obligations of $85 as of December 31, 1993. The impact of future compensation increases was $646 as of December 31, 1993. Assets of the Plan applicable to employees of the Company were $188 as of December 31, 1993.

     The amount of deferred gain was $210 and the unrecognized prior service cost was $76 as of December 31, 1993. The discount rate used to measure benefit obligations was 7.5% for 1993, and the anticipated rate of future compensation increases was 4.25% for 1993. The amounts recorded for November 30, 1994, are based on the actuarial information as of December 31, 1993. The Company's pension liabilities are included in other liabilities in the statement of assets, liabilities, and parent company investment.

Incentive Stock Plan

     Under the terms of the Halliburton Company career executive incentive stock plan, shares of Halliburton common stock have been sold to officers and key employees of the Company at a purchase price not to exceed par value of $2.50 per share. Shares sold under this plan are restricted as to sale or disposition by the employee with such restrictions lapsing periodically over an extended period of time. The fair market value of the stock, on the date of issuance, in excess of sales price is being amortized and charged to expense generally over the average period during which the restrictions lapse. At November 30, 1994, the unamortized excess related to the Company amounted to $267. These amounts are included in other assets in the accompanying statement of assets, liabilities, and parent company investment.

Supplemental Retirement Plan

     Certain officers of the Company have been participants in the Halliburton Senior Executive Deferred Compensation Plan, which is a nonqualified, defined contribution supplemental retirement plan. Pro rata amounts of undistributed awards to participants (and accrued interest thereon) and assets contributed to the Plan are included in the accompanying statement of assets, liabilities, and parent company investment.

11. OPERATIONS BY GEOGRAPHIC AREA:

     The Company has only one business segment but does have operations in multiple geographic areas for which data is presented for the 11 months ended November 30, 1994, as follows:

        REVENUES:
          United States                                                      $43,727
          Canada                                                               9,097
                                                                             -------
                  Total                                                      $52,824
                                                                             -------
        OPERATING INCOME:
          United States                                                      $ 9,687
          Canada                                                               1,870
                                                                             -------
                  Total                                                      $11,557
                                                                             -------
        IDENTIFIABLE ASSETS:
          United States                                                      $48,276
          Canada                                                               5,478
                                                                             -------
                  Total                                                      $53,754
                                                                             -------

HALLIBURTON COMPRESSION SERVICES
(A Division of Halliburton Company)

Financial Statements
As Of June 30, 1994, And
December 31, 1993, 1992 And 1991

Together With Auditors' Report

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Halliburton Company:

     We have audited the accompanying statements of assets, liabilities, and parent company investment of Halliburton Compression Services (an operating division of Halliburton Company) (the "Company") as of June 30, 1994, and December 31, 1993, and 1992, and the related statements of income and expense, changes in parent company investment, and cash flows for the six months ended June 30, 1994, and each of the three years in the period ended December 31, 1993. These financial statements and the schedules referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Halliburton Compression Services as of June 30, 1994, and December 31, 1993, and 1992, and the results of its operations and its cash flows for the six months ended June 30, 1994, and for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

     As explained in Note 10 to the financial statements, as required by generally accepted accounting principles, the Company changed its method of accounting for postretirement benefits effective January 1, 1992.

     Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules V, VI, and X are presented for purposes of complying with the Securities and Exchange Commission's rules and are not a part of the basic financial statements. These schedules have been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, fairly state, in all material respects, the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                            ARTHUR ANDERSEN L.L.P.

Dallas, Texas,
  August 31, 1994

                        HALLIBURTON COMPRESSION SERVICES
                      (A Division of Halliburton Company)

        STATEMENTS OF ASSETS, LIABILITIES, AND PARENT COMPANY INVESTMENT
                             (Amounts in Thousands)

                                     ASSETS

                                                                               December 31,
                                                                 June 30,   -------------------
                                                                   1994       1993       1992
                                                                 --------   --------   --------
CURRENT ASSETS:
  Accounts receivable, less allowance for doubtful accounts of
     $300,000, $150,000, and $150,000 as of June 30, 1994,
     December 31, 1993 and 1992, respectively                    $  9,010   $  8,227   $  8,689
  Inventories                                                       1,354      1,513      1,649
                                                                 --------   --------   --------
          Total current assets                                     10,364      9,740     10,338
                                                                 --------   --------   --------
PROPERTY AND EQUIPMENT, at cost:
  Land                                                                 49         49         49
  Buildings                                                           614        613        608
  Rental equipment                                                146,133    140,176    138,193
  Automotive equipment                                              4,304      4,642      4,822
  Other fixed assets                                                2,113      2,216      2,065
                                                                 --------   --------   --------
          Total cost                                              153,213    147,696    145,737
  Less-Accumulated depreciation                                   114,163    111,833    107,273
                                                                 --------   --------   --------
          Property and equipment, net                              39,050     35,863     38,464
                                                                 --------   --------   --------
OTHER ASSETS                                                        1,132      1,370      1,521
                                                                 --------   --------   --------
          Total assets                                           $ 50,546   $ 46,973   $ 50,323
                                                                 --------   --------   --------

                           LIABILITIES AND PARENT COMPANY INVESTMENT

CURRENT LIABILITIES:
  Accounts payable and accruals                                  $  1,020   $  1,276   $  2,383
  Unearned revenue                                                  3,370      3,608      3,340
                                                                 --------   --------   --------
          Total current liabilities                                 4,390      4,884      5,723
                                                                 --------   --------   --------
OTHER LIABILITIES                                                   2,432      2,234      1,813
                                                                 --------   --------   --------
          Total liabilities                                         6,822      7,118      7,536
                                                                 --------   --------   --------
COMMITMENTS AND CONTINGENCIES
PARENT COMPANY INVESTMENT                                          43,724     39,855     42,787
                                                                 --------   --------   --------
          Total liabilities and parent company investment        $ 50,546   $ 46,973   $ 50,323
                                                                 --------   --------   --------

  The accompanying notes to financial statements are an integral part of these financial statements.

                        HALLIBURTON COMPRESSION SERVICES
                      (A Division of Halliburton Company)

                        STATEMENTS OF INCOME AND EXPENSE
                             (Amounts in Thousands)

                                               For the Six Months
                                                 Ended June 30,                December 31,
                                             ----------------------    -----------------------------
                                              1994                      1993       1992       1991
                                             -------       1993        -------    -------    -------
                                                        -----------
                                                        (Unaudited)
REVENUE:
  Rentals and service                        $22,027      $21,630      $44,226    $43,631    $45,395
  New equipment sales                          3,285          764        1,308        562      1,624
  Rental equipment sales                         867        1,879        5,398      5,268      2,218
                                             -------    -----------    -------    -------    -------
          Total revenue                       26,179       24,273       50,932     49,461     49,237
                                             -------    -----------    -------    -------    -------
COST AND EXPENSES:
  Rentals and service                         12,044        9,890       20,995     20,806     22,216
  Rentals and service -- depreciation          3,625        3,636        7,082      7,736      9,324
  New equipment sales                          2,686          651        1,093        512      1,324
  Rental equipment sales                         437          861        2,978      3,704        637
                                             -------    -----------    -------    -------    -------
          Total cost and expenses             18,792       15,038       32,148     32,758     33,501
                                             -------    -----------    -------    -------    -------
          Operating income                     7,387        9,235       18,784     16,703     15,736
OTHER INCOME (EXPENSE), net                      (19)          10         (164)       (68)       116
                                             -------    -----------    -------    -------    -------
          Net income before taxes              7,368        9,245       18,620     16,635     15,852
CHARGE IN LIEU OF INCOME TAXES                 2,873        3,513        7,076      6,321      6,024
                                             -------    -----------    -------    -------    -------
          Net income before change in
            accounting method                  4,495        5,732       11,544     10,314      9,828
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  METHOD, net of income tax benefit of $72        --           --           --       (139)        --
                                             -------    -----------    -------    -------    -------
NET INCOME                                   $ 4,495      $ 5,732      $11,544    $10,175    $ 9,828
                                             -------    -----------    -------    -------    -------

  The accompanying notes to financial statements are an integral part of these financial statements.

                        HALLIBURTON COMPRESSION SERVICES
                      (A Division of Halliburton Company)

               STATEMENTS OF CHANGES IN PARENT COMPANY INVESTMENT
                             (Amounts in Thousands)

BALANCE, December 31, 1990                                                          $ 39,856
  Net income                                                                           9,828
  Distributions to Parent, net                                                        (3,504)
                                                                                    --------
BALANCE, December 31, 1991                                                            46,180
  Net income                                                                          10,175
  Distributions to Parent, net                                                       (13,568)
                                                                                    --------
BALANCE, December 31, 1992                                                            42,787
  Net income                                                                          11,544
  Distributions to Parent, net                                                       (14,476)
                                                                                    --------
BALANCE, December 31, 1993                                                            39,855
  Net income                                                                           4,495
  Distributions to Parent, net                                                          (626)
                                                                                    --------
BALANCE, June 30, 1994                                                              $ 43,724
                                                                                    --------

  The accompanying notes to financial statements are an integral part of these financial statements.

                        HALLIBURTON COMPRESSION SERVICES
                      (A Division of Halliburton Company)

                            STATEMENTS OF CASH FLOWS
                             (Amounts in Thousands)

                                                  For the Six Months
                                                    Ended June 30,              December 31,
                                                 --------------------   ----------------------------
                                                  1994                   1993      1992       1991
                                                 ------      1993       -------   -------   --------
                                                          -----------
                                                          (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                     $4,495     $ 5,732     $11,544   $10,175   $  9,828
  Adjustments to reconcile net income to net
     cash from operating activities --
     Depreciation                                 3,625       3,636       7,082     7,736      9,324
     Amortization                                   198          91         198       116         83
     Gain on sale of rental equipment              (430)     (1,018)     (2,420)   (1,564)    (1,581)
  (Increase) decrease in --
     Receivables                                   (783)      1,493         462       (80)      (688)
     Inventory                                      159         (88)        136      (323)      (114)
     Other assets                                    40         (87)        (47)      (81)       (80)
  Increase (decrease) in --
     Accounts payable and accruals                 (256)     (1,163)     (1,107)     (168)     1,658
     Unearned revenue                              (238)        380         268      (480)       199
     Other liabilities                              198          10         421       410         78
                                                 ------   -----------   -------   -------   --------
          Total cash flows from operating
            activities                            7,008       8,986      16,537    15,741     18,707
                                                 ------   -----------   -------   -------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Receipts from sales of property and rental
     equipment                                      867       1,879       5,398     5,268      2,218
  Payments for purchase of property and
     equipment                                   (7,258)     (2,865)     (7,472)   (7,389)   (17,425)
  Other                                               9          --          13       (52)         4
                                                 ------   -----------   -------   -------   --------
          Total cash flows from investing
            activities                           (6,382)       (986)     (2,061)   (2,173)   (15,203)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net cash provided to parent                      (626)     (8,000)    (14,476)  (13,568)    (3,504)
                                                 ------   -----------   -------   -------   --------
NET INCREASE (DECREASE) IN CASH BALANCE          $   --     $    --     $    --   $    --   $     --
                                                 ------   -----------   -------   -------   --------

  The accompanying notes to financial statements are an integral part of these financial statements.

                        HALLIBURTON COMPRESSION SERVICES
                      (A Division of Halliburton Company)

                         NOTES TO FINANCIAL STATEMENTS

                 JUNE 30, 1994 AND DECEMBER 31, 1993, AND 1992
                           (In Thousands of Dollars)

1. DESCRIPTION OF THE COMPANY:

     The accompanying financial statements represent Halliburton Compression Services (the "Company"), an operating division of Halliburton Company ("Halliburton") that owns natural gas compressors and related production equipment and leases and provides services related to such equipment to companies that produce and transport natural gas through pipelines. The Company also sells new and used natural gas compressors to those same companies.

     The Company operates in various locations in the United States as a division of Halliburton and in Canada as part of a Halliburton subsidiary.

     Halliburton has announced its intention to sell the Company but a purchaser has not yet been identified nor have negotiations been started with prospective purchasers.

2. SIGNIFICANT ACCOUNTING POLICIES:

Interim Period Presentation

     The financial statements for the six months ended June 30, 1993 (unaudited), are presented for comparative purposes and include all normal, recurring adjustments which are necessary for a fair presentation of the results of operations for such periods.

Consolidation

     All significant intercompany transactions and balances have been eliminated. The Company has no investment in subsidiaries or other separate legal entities.

Foreign Currency Translation

     Canada is the only foreign country in which the Company operates.

     Canadian dollar receivables and payables are translated at rates in effect at the balance sheet date. Other balance sheet accounts are translated at historical rates. Canadian revenues and expenses, excluding depreciation, are translated at weighted average rates. Translation adjustments for these Canadian accounts are reflected in other income and expense in the statements of operations.

Inventories

     Inventories are stated at the lower of cost or estimated market. The first-in, first-out (FIFO) method is used to determine the cost of all inventories.

Property and Equipment

     Assets are being depreciated on the straight-line method by the Company using the depreciation lives based on the estimated useful lives of each asset group as follows:

        Buildings                                                             20 years
        Rental equipment                                                    8-12 years
        Vehicles                                                             3-5 years
        Other equipment                                                      5-8 years

     Repairs and maintenance are charged to expense as incurred and major renewals and betterments are capitalized. Cost and accumulated depreciation applicable to assets retired or sold are removed from the accounts.

Revenue

     Most equipment is leased under leases which have an initial term of six months then continue on a month-to-month basis subject to thirty-day notice of intent to terminate. Lease charges are billed at the end of each month for the following month. Charges for services performed and other items are billed to customers after the service or other items have been provided.

     Generally revenues are recognized as rental equipment is provided, as services are performed or as equipment is delivered. Unearned income represents the excess of billings to customers for rentals over revenues recognized for elapsed rental periods.

Cash

     Since the Company operates as an operating division of Halliburton, no separate cash balances are maintained for the Company. Cash flows resulting from the transactions of the Company are treated as distributions to or from the parent company.

Charges in Lieu of Income Taxes

     The Company does not file separate federal and state income tax returns. All income taxes related to the Company were included in Halliburton's consolidated tax return. Charges in lieu of income taxes in the accompanying statements of operations were at the marginal rates in effect for the periods pursuant to the intercompany tax allocation policy.

Reclassifications

     Certain prior-year information has been reclassified to conform with current-year financial statement presentation.

3. ACCOUNTS PAYABLE AND ACCRUALS:

     Accounts payable and accruals at June 30, 1994, and December 31, 1993, and 1992, consist of the following:

                                                                                December 31,
                                                               June 30,     ---------------------
                                                                 1994         1993         1992
                                                               --------     --------     --------
    Trade accounts payable                                      $  312       $   546      $   747
    Accrued salaries and wages                                      81            81          341
    Accrued vacation pay                                           413           478          460
    Taxes, other than income and payroll                           214           171          426
    Other liabilities and payables                                  --            --          409
                                                               --------     --------     --------
                                                                $1,020       $ 1,276      $ 2,383
                                                               --------     --------     --------

4. OTHER LIABILITIES:

     Other liabilities at June 30, 1994, and December 31, 1993, and 1992, consisted of the following:

                                                                                December 31,
                                                               June 30,     ---------------------
                                                                 1994         1993         1992
                                                               --------     --------     --------
    Supplemental retirement benefits                            $  843       $   867      $   810
    Retirement plan liability                                    1,291         1,041          644
    Postretirement benefits                                        187           187          220
    Workers compensation and general liability claims              111           139          139
                                                               --------     --------     --------
                                                                $2,432       $ 2,234      $ 1,813
                                                               --------     --------     --------

5. OTHER ASSETS:

     Other assets at June 30, 1994, and December 31, 1993, and 1992, consisted of the following:

                                                                                December 31,
                                                               June 30,     ---------------------
                                                                 1994         1993         1992
                                                               --------     --------     --------
    Supplemental retirement plan trust assets                   $  770       $   791      $   739
    Unamortized incentive stock plan costs                         350           561          659
    Prepayments and deposits                                        12            18          123
                                                               --------     --------     --------
                                                                $1,132       $ 1,370      $ 1,521
                                                               --------     --------     --------

6.  RELATED-PARTY TRANSACTIONS:

     Certain financial and operational support services are provided to the Company by Halliburton Company. The accompanying statements of operations include charges for such services at amounts the Company believes approximate third party rates. These charges include costs for Halliburton owned and leased facilities that the Company utilizes on a shared basis. Future costs for those services have not been considered in the Commitments in Note 7. A description of such services provided and the amount of such support service costs is set forth below.

                                              FOR THE SIX MONTHS
                                                ENDED JUNE 30,               DECEMBER 31,
                                             ---------------------    --------------------------
                                              1994                     1993      1992      1991
                                             ------       1993        ------    ------    ------
                                                       -----------
                                                       (UNAUDITED)
    General and administrative               $  225       $ 225       $  450    $  555    $  614
    Employee benefit charges                    218         330          628       538       621
    Insurance                                   162         127          254       333       292
    Computer system charges                     247         224          610       345       321
    Other                                       157          --          126        --        --
                                             ------    -----------    ------    ------    ------
                                             $1,009       $ 906       $2,068    $1,771    $1,848
                                             ------    -----------    ------    ------    ------

7.  COMMITMENTS:

     Rental and lease expense for the six months ended June 30, 1994 and 1993 (unaudited), and for the years ended December 31, 1993, 1992, and 1991, totaled approximately $256, $212, $339, $477, and $480, respectively. The Company conducts certain operations in leased facilities and leases vehicles and other equipment.

     At December 31, 1993, the Company was committed under noncancelable operating leases with minimum rentals in succeeding years as follows:

    1994                                                                            $240
    1995                                                                             207
    1996                                                                             151
    1997                                                                             121
    1998 and thereafter                                                               56
                                                                                    ----
                                                                                    $775
                                                                                    ----

     Since the Company leases equipment under short-term operating leases, no long-term lessor commitments exist.

     At June 30, 1994, the company had contractual commitments of approximately $11.9 million for the purchase of 41 new compressors in the normal course of business. The compressors are scheduled for delivery in the last half of 1994. At that date, the Company had contractual commitments from customers of approximately $5.3 million for the sale of 14 of these compressors.

8.  CONTINGENCIES:

     From time to time, the Company is involved in litigation or disputes which arise in the normal course of business. In the opinion of management, uninsured losses, if any, are not expected to have a materially adverse effect on the Company's financial position.

9. FINANCIAL INSTRUMENTS AND RISK CONCENTRATION:

     The only financial instruments which potentially subject the Company to concentrations of credit risk are trade receivables. The Company derives the majority of its revenues from sales and services to companies that produce and transport natural gas through pipelines. Most sales of new equipment stem from an exclusive distributor agreement in Canada (the "Agreement") with Cooper Industries for its Ajax brand compressors. The Agreement covers the sale of Ajax brand compressors and related parts and runs through August 1, 1995. Within the energy industry, trade receivables are generated from a broad and diverse group of customers with one customer accounting for 9.5% and 11.3% of rental revenue for the six months ended June 30, 1994, and the year ended December 31, 1993, respectively. There are concentrations of receivables in the United States and in Canada. The Company maintains an allowance for losses based upon the expected collectibility of all trade accounts receivable.

10. RETIREMENT PLANS:

Retirement Medical Plan

     Halliburton offers a postretirement medical plan to certain of the Company's employees that qualify for retirement and, on the last day of active employment, are enrolled as participants in the active employee medical plan. The Company records as expense and accrues as a liability its pro rata share of Halliburton's expense and liability based on the number of eligible employees employed by the Company. The Company's liability is limited to a fixed contribution amount for each participant or dependent. Effective in September 1993, coverage under this plan ceases when the participant reaches age 65. However, those participants aged 65 or over on January 1, 1994, had the option to participate in an expanded prescription drug program in lieu of the medical coverage. The plan participants share the total cost for all benefits provided above the fixed Company contribution and participants' contributions are adjusted as required to cover benefit payments. The Company has made no commitment to adjust the amount of its contributions; therefore, the computed accumulated postretirement benefit obligation amount is not affected by the expected future healthcare cost inflation rate.

     In 1992, the Company adopted Statement of Financial Accounting Standards No. 106 "Employers' Accounting for Postretirement Benefits Other than Pensions" (SFAS 106), which requires accrual, during the years that the employee renders the services, of the expected cost of providing postretirement benefits. As of January 1, 1992, the Company recognized the transition obligation of $139 as a charge to the net income, net of income taxes of $72. At January 1, 1992, the Company had approximately 276 employees representing approximately 1.78% of the eligible employees in the Halliburton Plan. At December 31, 1993, the Company's share of the unfunded plan was approximately $187. The Company recorded expense under the plan of $21 and $25 during the six months ended June 30, 1994, and year ended December 31, 1993, respectively. The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 7% in 1993 and 8% in 1992.

     Prior to adoption of SFAS 106, the Company expensed its contributions as incurred. The estimated future annual expense under SFAS 106 is not expected to be materially different from the previous method of expensing contributions as incurred.

Defined Contribution Plans

     Employees of the Company are eligible to be (and most are) participants in retirement plans of Halliburton. The major plan is a defined contribution plan which provides benefits in return for services rendered, provides an individual account for each participant, and has terms that specify how contributions to the participant's account are to be determined rather than the amount of pension benefits the participant is to receive. Contributions to this plan are based on pretax income or discretionary amounts determined on an annual basis. Halliburton made a discretionary contribution to this plan for 1990, and no subsequent contributions have been made.

Defined Benefit Plans

     Most employees of the Company are also participants in the Halliburton Retirement Plan which is a defined benefit plan. This plan became effective January 1, 1991, and defines an amount of pension benefit to be provided, usually as a function of one or more factors such as age, years of service, or compensation.

     The Company recognized net periodic pension cost under this plan of $198, $176, $358, $322, and $250 for the six months ended June 30, 1994 and 1993, and for the years ended December 31, 1993, 1992, and 1991, respectively.

     The funded status of this plan included as amounts applicable to employees of the Company, vested benefit obligations of $281, $133, and $74 and nonvested benefit obligations of $85, $22, and $9 as of December 31, 1993, 1992, and 1991, respectively. The impact of future compensation increases was $646, $501, and $229 as of December 31, 1993, 1992, and 1991, respectively. Assets of the Plan applicable to employees of the Company were $188, $100, and $1 as of December 31, 1993, 1992, and 1991, respectively.

     The amount of deferred gains was $210, $82, and $0 and the unrecognized prior service costs was $76, $45, and $34 as of December 31, 1993, 1992, and 1991, respectively. The discount rate used to measure benefit obligations was 7.5%, 8.5%, and 8.5% for 1993, 1992, and 1991, respectively, and the anticipated rate of future compensation increases was 4.25%, 5.5%, and 5.5% for 1993, 1992, and 1991, respectively. The amounts recorded for June 30, 1994, are based on the actuarial information as of December 31, 1993. The Company's pension liabilities are included in other liabilities in the statement of assets, liabilities, and parent company investment.

Incentive Stock Plan

     Under the terms of the Halliburton Company career executive incentive stock plan, shares of Halliburton common stock have been sold to officers and key employees of the Company at a purchase price not to exceed par value of $2.50 per share. Shares sold under this plan are restricted as to sale or disposition by the employee with such restrictions lapsing periodically over an extended period of time. The fair market value of the stock, on the date of issuance, in excess of sales price is being amortized and charged to expense generally over the average period during which the restrictions lapse. At June 30, 1994, and December 31, 1993, and 1992, the unamortized excess related to the Company amounted to $350, $561, and $659, respectively. These amounts were included in other assets in the accompanying statement of assets, liabilities, and parent company investment.

Supplemental Retirement Plan

     Certain officers of the Company have been participants in the Halliburton Senior Executive Deferred Compensation Plan, which is a non-qualified, defined contribution supplemental retirement plan. Pro rata amounts of undistributed awards to participants (and accrued interest thereon) and assets contributed to a trust, to fund benefits under the plan, are included in other liabilities and other assets, respectively, on the accompanying statement of assets, liabilities, and parent company investment.

11.  OPERATIONS BY GEOGRAPHIC AREA:

     The Company has only one business segment but does have operations in multiple geographic areas for which data is presented as follows:

                                           For the Six Months
                                             Ended June 30,              December 31,
                                           ------------------    -----------------------------
                                            1994       1993       1993       1992       1991
                                           -------    -------    -------    -------    -------
    REVENUES:
      United States                        $21,449    $21,759    $46,726    $47,374    $45,399
      Canada                                 4,730      2,514      4,206      2,087      3,838
                                           -------    -------    -------    -------    -------
              Total                        $26,179    $24,273    $50,932    $49,461    $49,237
                                           -------    -------    -------    -------    -------
    OPERATING INCOME:
      United States                        $ 6,253    $ 8,451    $17,245    $16,575    $14,828
      Canada                                 1,134        784      1,539        128        908
                                           -------    -------    -------    -------    -------
              Total                        $ 7,387    $ 9,235    $18,784    $16,703    $15,736
                                           -------    -------    -------    -------    -------
    IDENTIFIABLE ASSETS:
      United States                        $47,853    $47,249    $44,578    $48,101    $51,375
      Canada                                 2,693      1,889      2,395      2,222      2,580
                                           -------    -------    -------    -------    -------
              Total                        $50,546    $49,138    $46,973    $50,323    $53,955
                                           -------    -------    -------    -------    -------

                        HALLIBURTON COMPRESSION SERVICES
                      (A Division of Halliburton Company)

                  SCHEDULE V -- PROPERTY, PLANT AND EQUIPMENT
                  FOR THE THREE YEARS ENDED DECEMBER 31, 1993
                                 (In thousands)

                                                Balance
                                                  at       Additions/                            Balance
                                               Beginning   Transfers                    (1)     at End of
                                               of Period    at Cost     Retirements   Changes    Period
                                               ---------   ----------   -----------   -------   ---------
YEAR ENDED DECEMBER 31, 1993:
  Land                                         $      49    $     --      $    --      $  --    $      49
  Buildings                                          608           5           --         --          613
  Rental equipment                               138,193       6,547        4,604         40      140,176
  Automotive equipment                             4,822         784          550       (414)       4,642
  Other fixed assets                               2,065         136          227        242        2,216
                                               ---------   ----------   -----------   -------   ---------
          Total                                $ 145,737    $  7,472      $ 5,381      $(132)   $ 147,696
                                               ---------   ----------   -----------   -------   ---------
YEAR ENDED DECEMBER 31, 1992:
  Land                                         $      49    $     --      $    --      $  --           49
  Buildings                                          608    $     --      $    --      $  --          608
  Rental equipment                               137,999       6,184        5,990      $  --      138,193
  Automotive equipment                             4,534         917          629         --        4,822
  Other fixed assets                               1,756         288            9         30        2,065
                                               ---------   ----------   -----------   -------   ---------
          Total                                $ 144,946    $  7,389      $ 6,628      $  30    $ 145,737
                                               ---------   ----------   -----------   -------   ---------
YEAR ENDED DECEMBER 31, 1991:
  Land                                         $      49    $     --      $    --      $  --           49
  Buildings                                          608    $     --      $    --      $  --          608
  Rental equipment                               126,038      16,050        4,089      $  --      137,999
  Automotive equipment                             4,145       1,174          785      $  --        4,534
  Other fixed assets                               1,555         201      $    --      $  --        1,756
                                               ---------   ----------   -----------   -------   ---------
          Total                                $ 132,395    $ 17,425      $ 4,874      $  --    $ 144,946
                                               ---------   ----------   -----------   -------   ---------

(1) Changes reflect various adjustments to the property, plant and equipment accounts.

                        HALLIBURTON COMPRESSION SERVICES
                      (A Division of Halliburton Company)

              SCHEDULE VI -- ACCUMULATED DEPRECIATION OF PROPERTY,
                              PLANT AND EQUIPMENT

                  FOR THE THREE YEARS ENDED DECEMBER 31, 1993
                                 (In thousands)

                                          Balance at                                              Balance at
                                          Beginning     Depreciation                     (1)        End of
                                          of Period       Expense       Retirements    Changes      Period
                                          ----------    ------------    -----------    -------    ----------
YEAR ENDED DECEMBER 31, 1993:
  Buildings                                $     369       $   17         $    --       $  --      $     386
  Rental equipment                           102,047        5,895           1,631          --        106,311
  Automotive equipment                         3,272          903             545        (241)         3,389
  Other fixed assets                           1,585          267             227         122          1,747
                                          ----------    ------------    -----------    -------    ----------
          Total                            $ 107,273       $7,082         $ 2,403       $(119)     $ 111,833
                                          ----------    ------------    -----------    -------    ----------
YEAR ENDED DECEMBER 31, 1992:
  Buildings                                $     351       $   18         $    --       $  --      $     369
  Rental equipment                            97,861        6,547           2,310         (51)       102,047
  Automotive equipment                         2,814        1,063             605          --          3,272
  Other fixed assets                           1,457          108               9          29          1,585
                                          ----------    ------------    -----------    -------    ----------
          Total                            $ 102,483       $7,736         $ 2,924       $ (22)     $ 107,273
                                          ----------    ------------    -----------    -------    ----------
YEAR ENDED DECEMBER 31, 1991:
  Buildings                                $     334       $   17         $    --       $  --      $     351
  Rental equipment                            93,106        8,225           3,470          --         97,861
  Automotive equipment                         2,571        1,006             763          --          2,814
  Other fixed assets                           1,381           76               4           4          1,457
                                          ----------    ------------    -----------    -------    ----------
          Total                            $  97,392       $9,324         $ 4,237       $   4      $ 102,483
                                          ----------    ------------    -----------    -------    ----------

(1) Changes reflect various adjustments to the accumulated depreciation accounts.

                                                                      SCHEDULE X

                        HALLIBURTON COMPRESSION SERVICES
                      (A Division of Halliburton Company)

            SCHEDULE X -- SUPPLEMENTARY INCOME STATEMENT INFORMATION

                  FOR THE THREE YEARS ENDED DECEMBER 31, 1993
                                 (In Thousands)

                                                                    1993       1992       1991
                                                                   ------     ------     ------
Maintenance and repairs(1)                                         $4,524     $4,307     $8,145
Taxes other than payroll and income taxes                             204        135         70

(1) The amounts shown above reflect the sum of the accounts designated as maintenance and repairs in the system of accounts of the Company. The accounts do not segregate in all instances the amounts of salaries, wages, and supplies applicable to maintenance and repairs from the amounts applicable to operations; thus, the operating accounts may contain expenses which could be classified as maintenance and repairs.

                              INDEX TO EXHIBITS

                 10(a) $250 Million Revolving Credit and Term Loan Agreement (filed with the Commission as Exhibit 10(a) to the Company's report on Form 8-K for November 30, 1994).

                 23       Consent of Independent Public Accountants